CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Ian Beardmore, Chief Financial Officer of Clifton Star Resources Inc. (the “Company”) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

This Annual Report on Form 20-F of the Company for the period ended June 30, 2011, as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  "Ian Beardmore"

Ian Beardmore, Chief Financial Officer

(Principal Financial Officer)

Date: December 23, 2011